                                                                    EXHIBIT 10.5

REVOLVING CREDIT LOAN AGREEMENT
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                                          --------------------------------------
                                          Date


Bright Horizons Children's Centers, Inc. (hereinafter, the "Borrower"), a Delaware corporation with its chief executive office at One Kendall Square, Building 200, Cambridge, Massachusetts, 02139 and Fleet National Bank, a national banking association, with offices at One Federal Street, Boston, Massachusetts 02110 (hereinafter, the "Bank") make this agreement in consideration of the mutual covenants contained herein and benefits to be derived herefrom.

ARTICLE 1 - THE REVOLVING CREDIT
--------------------------------

     1-1.  Establishment of Revolving Credit. (a)  Subject to the terms and
           ---------------------------------
conditions herein, the Bank hereby establishes a revolving line of credit (hereinafter, the "Revolving Credit") in the Borrower's favor in the maximum amount of Five Million and 00/100 ($5,000,000.00) Dollars, of which (i) Two Million and 00/100 ($2,000,000.00) Dollars shall be committed for the Borrower's working capital and general corporate needs ("Corporate Advances"), and (ii) Three Million and 00/100 ($3,000,000.00) shall be committed for the Borrower's acquisition of real estate ("Real Estate Advances").

           (b) Subject to the terms and conditions herein, the Bank shall be obligated to make loans pursuant to the Revolving Credit which are requested by the Borrower and which are in an amount that does not, in each instance, exceed Five Hundred Thousand Dollars ($500,000.00). The Bank shall not be obligated to make any loans to the Borrower pursuant to the Revolving Credit in an amount that exceeds Five Hundred Thousand Dollars ($500,000.00) (hereinafter, a "Discretionary Loan"), and the Bank may, in the Bank's sole and absolute discretion, refuse to make any such Discretionary Loan. All loans made by the Bank under this Agreement, and all of the Borrower's other Liabilities (as defined below) to the Bank under or pursuant to this Agreement, are payable as provided herein.

           (c) Any and all requests for Real Estate Advances shall be subject to the Bank's reasonable due diligence and customary lending guidelines for real estate transactions, and, without limiting the generality of the foregoing, the Bank shall not be obligated to make any such Real Estate Advance until the following items have been received by the Bank, in form and substance satisfactory to the Bank in each instance:

                 (i) First perfected Mortgage and Security Agreement covering the premises being acquired (the "Premises");
                 (ii) Lender's Policy of Title Insurance in favor of the Bank insuring the above-referenced Mortgage and Security Agreement together with an acceptable revolving line of credit endorsement;
                 (iii) Such other certificates, opinions of counsel, or items which the Bank may reasonably require in connection with the operation of the Premises as a child care center or such other intended use of the Premises; and
                 (iv) Such other documents, instruments, or agreements which the Bank may reasonably require to perfect the Bank's security interest in and to the Premises.

     Discharge of any of the above-referenced Mortgage and Security Agreements by the Bank shall be at the Bank's discretion prior to payment in full of all amounts outstanding with respect to Real Estate Advances.

     1-2.  Procedures for Borrowing. (a)  Prior to the occurrence of either a
           ------------------------
Suspension Event (as that term is defined herein) or the Termination Date (as that term is defined herein), the Borrower may request loans pursuant to the Revolving Credit from time to time hereafter in accordance with the procedures set forth in Section 1-2(c), below.

           (b) At the time of each loan made under or pursuant to this Agreement, the Borrower shall immediately become indebted to the Bank for the amount thereof. Each loan made by the Bank may, at the Bank's option, be (i) credited by the Bank to any deposit account of the Borrower with the Bank; (ii) credited by the Bank to a deposit account designated by the Borrower; (iii) paid to a person designated by the Borrower; or (iv) paid to the Borrower (each of the foregoing of which may be by check, draft, or other written order or by bank wire or other transfer).

           (c) The Borrower may request loans under the Revolving Credit in multiples of Ten Thousand Dollars ($10,000.00) by written notice to the Bank, in form and substance satisfactory to the Bank, which notice shall state, among other things, (i) the amount of the requested loan, and (ii) whether the requested loan constitutes a Real Estate Advance or a Corporate Advance.

           (d) Upon the making of any request by or on behalf of the Borrower for a loan, advance, or credit under the Revolving Credit, the Borrower shall be deemed to have certified that as of the date of such request, the following representations above, are each true and correct:

                 (i) there has been no material adverse change in the Borrower's financial condition from the most recent financial information furnished the Bank pursuant to this Agreement; and

                 (ii) the Borrower is in compliance with, and has not breached any of its covenants (unless waived in writing by the Bank) contained in this Agreement; and

                 (iii) no Suspension Event (as that term is defined herein) is then occurring; and

                 (iv) no event has occurred or failed to occur which occurrence or failure is, or with the passage of time or giving of notice (or both) would constitute, an Event of Default (as described herein), whether or not the Bank has exercised any of its rights upon such occurrence or failure.

           (e)   (i)   Upon the occurrence from time to time of any Suspension
Event (as defined herein) the Bank may suspend the Revolving Credit immediately and shall not be obligated, during such suspension, to make any loans or advances hereunder until the matter giving rise to such Suspension Event has been cured.

                 (ii) As used herein, the term "Suspension Event" means and refers to any occurrence (A) which is an Event of Default or (B) which would become an Event of Default if the notice and/or the running of the period of time specified for that occurrence were to be given and/or were to run and such occurrence were not cured within any applicable grace period.

     1-3.  The Master Note.  All loans and advances made by the Bank to the
           ---------------

Borrower pursuant to the Revolving Credit, and all repayments thereof made by the Borrower to the Bank, shall be evidenced by the Borrower's Master Note (hereinafter, the "Master Note") executed this day and delivered to the Bank (which Master Note is substantially in the form of EXHIBIT 1-3, annexed hereto). In the event the Master Note is lost, destroyed, or mutilated at any time prior to the expiration to the within Agreement, the Borrower shall execute a new Master Note substantially in the form of the Master Note. The Master Note shall not be necessary to establish the indebtedness of the Borrower to the Bank on account of such loans, advances, and repayments.

     1-4.  Prepayments.  The Borrower may repay the outstanding principal
           -----------
balance owed on account of loans under the Revolving Credit at any time.

     1-5.  Payment of Revolving Credit. (a) Corporate Advances.  Interest shall
           ---------------------------      ------------------
at all times be payable monthly in arrears on the first day of each month. Commencing on October 1, 1998 and continuing on the first day of each calendar month thereafter, the Borrower shall make sixty (60) consecutive monthly payments of (i) principal, which payment shall be computed by the Bank based upon (A) the then outstanding balance of all unpaid Corporate Advances, and (B) an amortization schedule of equal monthly principal payments over sixty (60) months, plus (ii) interest on the outstanding balance of all unpaid Corporate Advances. The final payment shall be equal to the principal amount of all Corporate Advances outstanding, together with all other amounts due and owing with respect to Corporate Advances.

           (b)   Real Estate Advances. Interest shall at all times be payable
                 --------------------
monthly in arrears on the first day of each month. Commencing on October 1, 1998, and continuing on the first day of every calendar month thereafter, the Borrower shall make sixty (60) monthly payments of (i) principal, which payment shall be computed by the Bank based upon (A) the then outstanding balance of all unpaid Real Estate Advances, and (B) an amortization schedule of equal monthly principal payments over two hundred forty (240) months, plus (ii) interest on the outstanding principal balance of all unpaid Real Estate Advances. The final payment shall be equal to the principal amount of all Real Estate Advances outstanding, together with all other amounts outstanding with respect to Real Estate Advances.

     1-6.  Interest. (a)  All loans and advances made to the Borrower under the
           --------
Revolving Credit shall bear interest, until repaid, at the Bank's Prime Rate (the Bank's Prime Rate being the Prime Rate as so announced by the Bank from time to time), calculated based upon a 360-day year and actual days elapsed. For the purpose of the calculation of interest hereunder, changes in the Prime Rate shall be effective when made effective generally by the Bank and whether or not notice is given to the Borrower. Interest shall be payable monthly in arrears on the first day of each month.

           (b) Upon the occurrence of an Event of Default, interest on the Liabilities shall accrue at the aggregate of the Prime Rate plus two percent (2.0%).

     1-7.  Fees.  (a) Facility Fee. The Borrower agrees to pay to the Bank a fee
           ----       ------------
calculated at the annual rate of one-quarter of one percent (.25%) of the average daily amount by which the Facility Fee Ceiling exceeds the outstanding amounts of Corporate Advances during each calendar quarter or portion thereof from the date hereof to the Termination Date. The Facility Fee shall be payable quarterly in arrears on the first business day of each calendar quarter commencing on the first such date following the date hereof, with a final payment on the Termination Date or any earlier date on which the Revolving Credit shall terminate.

           (b)   Commitment Fee. The Borrower agrees to pay to the Bank a
                 --------------
Commitment Fee for the establishment of the Revolving Credit in the amount of $8,000.00.

           (c)   Late Fee. Without in any way limiting the Bank's rights upon
                 --------
the occurrence of an Event of Default, if any payment due to the Bank pursuant to this Agreement is not received by the Bank within ten (10) days of the date such payment is due, the Borrower shall pay to the Bank on demand a late charge of five percent (5.0%) of the amount of such payment.

     1-8.  Repayments of Letters of Credit and Other Financial Accommodations.
           ------------------------------------------------------------------
Unless otherwise provided for by the Bank and the Borrower, the honoring by the Bank of any letters of credit, acceptances, or other accommodations issued by the Bank for the account and/or benefit of the

Borrower shall constitute a corresponding advance under the Revolving Credit.

     1-9.  Charging of Borrower's Account. In addition to the Bank's right of
           ------------------------------
set off set forth in Section 9-1, below, the Borrower authorizes the Bank, without notice, to charge any account which the Borrower maintains with the Bank for any payments due from the Borrower to the Bank on account of the Liabilities.

ARTICLE 2 - DEFINITIONS
-----------------------

     As herein used, the following terms have the following meanings or are defined in the section of the within Agreement so indicated:

     "Bank": is defined in the Preamble.

     "Borrower": is defined in the Preamble.

     "Collateral": means any and all collateral (if any) granted to the Bank as security for any or all of the Liabilities.

     "Costs of Collection" includes, without limitation, all reasonable attorneys' fees, and out-of-pocket expenses incurred by the Bank's attorneys, and all reasonable costs incurred by the Bank in the administration of the Liabilities, this Agreement, and all other instruments and agreements executed in connection with or relating to the Liabilities including, without limitation, reasonable costs and expenses associated with travel on behalf of the Bank. Costs of Collection also includes, without limitation, all reasonable attorneys' fees, out-of-pocket expenses incurred by the Bank's attorneys, and all reasonable costs and expenses incurred by the Bank, including, without limitation, reasonable costs and expenses associated with travel on behalf of the Bank, which costs and expenses are directly or indirectly related to or in respect of the

           Bank's efforts to preserve, protect, collect, or enforce the Collateral, the Liabilities and/or the Bank's Rights and Remedies or any of the Bank's rights and remedies against or in respect of any guarantor or other person liable in respect of the Liabilities (whether or not suit is instituted in connection with such efforts). The Costs of Collection shall be added to the Liabilities of the Borrower to the Bank and, after forty-five (45) days during the continuance of a Suspension Event, shall bear interest as if such had been lent, advanced, and credited by the Bank to, or for the benefit of, the Borrower and without notice, may be added to the Loan Account or charged to any account of the Borrower.

     "Employee Benefit Plan": is defined in Section 4-14.

     "ERISA": is defined in Section 4-14.

     "Events of Default": is defined in Article 6.

     "Facility Fee Ceiling": $2,000,000.00.

     "Government Contract" refers to any agreement with, or purchase order from
           (a) the United States, or any instrumentality thereof, or (b) with any other governmental entity as to whose contracts, the assignment thereof is subject to any limitation or prohibition, and, as to both
           (a) or (b) provides for or may give rise to any Account or other right to payment.

     "Liability" and "Liabilities" include, without limitation, any and all liabilities, debts, and obligations of the Borrower to the Bank, and any and all liabilities, debts, and obligations of every endorser, guarantor, and surety of the Borrower to the Bank, each of every kind, nature and description, now existing or hereafter arising, whether under this Agreement or otherwise. "Liabilities" also includes, without limitation, each obligation to repay all loans, advances, indebtedness, notes, obligations, overdrafts, and amounts now or hereafter at any time owing by the Borrower to the Bank (including all future advances or the like, whether or not given pursuant to a commitment by the Bank), whether or not any of such are liquidated, unliquidated, primary, secondary, secured, unsecured, direct, indirect, absolute, contingent, or of any other type, nature, or description, or by reason of any cause of action which the Bank may now or hereafter hold against the Borrower. "Liabilities" also includes, without limitation, all notes and other obligations of the Borrower now or hereafter assigned to or held by the Bank, each of every kind, nature, and description. "Liabilities" also includes, without limitation, all interest and other amounts which now or hereafter may be charged to the Borrower and/or which may be due from the Borrower to the Bank from time to time; all fees and charges in connection with any account now or hereafter maintained by the Borrower with the Bank or any service now or hereafter rendered by the Bank; and all costs and expenses incurred or paid by the Bank in respect of this and any other agreement between the Borrower and the Bank or instrument now or hereafter furnished by the Borrower to the Bank (including, without limitation, Costs of Collection, attorneys' reasonable fees, and all court and litigation costs and expenses). "Liabilities" also includes, without limitation, any and all obligations of the Borrower to act or to refrain from acting in accordance with the terms, provisions, and covenants of this Agreement and of any other agreement between the Borrower and the Bank or instrument now or hereafter furnished by the Borrower to the Bank. As used herein, the term "indirect" includes, without limitation, all obligations and liabilities which the Bank may incur or become liable for, on account of, or as a result of, any transactions between the Bank and the Borrower including, without limitation, any which may arise out of any Letter of Credit or acceptance, or similar instrument issued or obligation now or hereafter incurred by the Bank for the account and/or benefit of the Borrower; any which now or hereafter may arise out of any action brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Liabilities of the Borrower, or by any other person in connection with the Liabilities; and any obligation of the Borrower which now or hereafter may arise as endorser or guarantor of any third party, or as obligor to any third party which obligation has been endorsed, participated, or assigned to the Bank. The term "indirect" also refers to any direct or contingent liability of the Borrower now or hereafter to make payment towards any obligation held by the Bank (including, without limitation, on account of any industrial revenue bond) to the extent so held by the Bank. The Bank's books and records shall be prima facie evidence of the Liabilities.

     "Related Entity": refers to any corporation, trust, partnership, joint venture, or other enterprise which: is a parent, brother-sister, subsidiary, or affiliate, of the Borrower; could have such enterprise's tax returns or financial statements consolidated with the Borrower's; or could be a member of the same controlled group of corporations (within the meaning of Section 1563 of the Internal Revenue Code of 1986) of which the Borrower is a member.

     "Revolving Credit": is defined in Section 1-1(a).

     "Suspension Event": is defined in Section 1-2(e).

     "Termination Date": is defined in Article 8.

     "UCC": refers to the Uniform Commercial Code as presently in effect in Massachusetts (Mass. Gen. Laws, Ch. 106).

ARTICLE 3 - CONDITIONS PRECEDENT
--------------------------------

     Precedent to the effectiveness of this Agreement and to the establishment of the Revolving Credit, the following documents and items, each in form and substance satisfactory to the Bank shall have been delivered to the Bank, and the following conditions shall have been satisfied:

     3-1. Corporate Action.  A certified copy of all corporate action taken by
          ----------------
the Borrower to authorize the execution and delivery of this Agreement and of any and all other agreements and documents which have been or are to be executed and delivered as part of the loan arrangement contemplated hereby.

     3-2. Opinion.  An opinion of counsel to the Borrower covering such matters
          -------
with respect to the Borrower and the loan arrangement contemplated hereby as the Bank may reasonably request.

     3-3. Commitment Fee.  The Borrower shall have paid the Bank's Commitment
          --------------
Fee in the amount of $8,000.00.

     3-4. Officer's Certificate.  A Certificate executed by the President or the
          ---------------------
Treasurer of the Borrower and stating that the representations and warranties made by the Borrower to the Bank in this Agreement are true and correct as of the date of such Certificate, and that no event has occurred, or failed to occur which constitutes or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default hereunder.

     3-5. No Event of Default.  No event shall have occurred, or failed to
          -------------------
occur, which constitutes, or which, solely with the passage of time or the giving of notice (or both) would constitute, an Event of Default hereunder or under any other agreement between the Borrower and the Bank or instrument furnished by the Borrower to the Bank.

     3-6.  Insurance.  Certificates of insurance from insurers and in amounts
           ---------
reasonably acceptable to the Bank, including coverage typical for this type of business for casualty, liability, and income interruption purposes.

     3-7. No Adverse Change.  No event shall have occurred or failed to occur,
          -----------------
which occurrence or failure is reasonably likely to have a materially adverse effect upon the Borrower's financial condition.

ARTICLE 4 - GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS.  To induce the
--------------------------------------------------------------
Bank to establish the loan arrangement contemplated herein and to make loans under the Revolving Credit (each of which loans shall be deemed to have been made in reliance thereupon) the Borrower, in addition to all other representations, warranties, and covenants made to the Borrower herein or in any other agreement, instrument, or paper, makes those representations, warranties, and covenants included in Article 4 through and including Article 6, hereof.

     4-1. Payment and Performance of Liabilities. The Borrower shall pay each
          --------------------------------------
Liability when demanded (or when due if not payable on demand) and shall promptly, punctually, and faithfully perform each Liability.

     4-2. Due Organization and Corporate Authorization. (a) The Borrower
          --------------------------------------------
presently is and shall hereafter remain in good standing as a corporation in that State indicated in the Preamble of this Agreement and is and shall hereafter remain duly qualified and in good standing in every other State in which, by reason of the nature or location of the Borrower's assets or operation of the Borrower's business, such qualification may be necessary. The execution and delivery of this Agreement and of any other documents, instruments, and agreements executed in connection herewith constitute representations by the individual signing this Agreement and said instruments and by the Borrower that such execution and delivery have received all such corporate authorization as may be necessary to permit such execution and delivery to, and that they do, bind the Borrower.
          (b) Each Related Entity is listed on EXHIBIT 4-2, annexed hereto. The Borrower shall provide the Bank with prior written notice of any entity's becoming or ceasing to be a Related Entity.

     4-3. No Conflicting Agreements.  There is no provision in the Certificate
          -------------------------
of Incorporation or By-laws of the Borrower, or in any document by which the Borrower may be bound which prohibits the execution, and delivery of this Agreement or of any other instrument, agreement, or paper which relates to the Borrower's relationship with the Bank or which prohibits or adversely affects the Borrower's carrying out of the terms thereof.

     4-4. Trade Names. (a) EXHIBIT 4-4, annexed hereto, constitutes a listing of
          -----------
              (i) all trade names and trade styles under which the Borrower presently conducts or ever conducted its business;
              (ii) all legal names and legal statuses (such as a corporation or partnership) under which the Borrower ever conducted its business;
              (iii) all entities and/or persons with whom the Borrower ever consolidated or merged, or from whom the Borrower ever acquired in a single transaction or in a series of related transactions substantially all of such entity's or person's assets.
          (b) Except upon not less than twenty-one (21) days prior written notice given the Bank, the Borrower will not undertake or commit to undertake any action such that the results of that action, if undertaken prior to the date of this Agreement, would have been reflected on EXHIBIT 4-4.

     4-5. Title to Assets. The Borrower is, and shall hereafter remain, the
          ---------------
owner of its assets (except for incidental leased items) free and clear of all liens, encumbrances, attachments, security interests, purchase money security interests, mortgages, and charges with the exceptions of the security interests and other encumbrances (if any) listed on EXHIBIT 4-5, annexed hereto, as well as future customary purchase money security interests. The Borrower shall timely pay all of the Borrower's indebtedness which is secured by any security interest, mortgage, lien, or other encumbrance. The Borrower shall not pledge any other assets as security for indebtedness without the prior written consent of the Bank.

     4-6. Indebtedness. The Borrower does not and shall not hereafter have any
          ------------
indebtedness with the exceptions of (a) any indebtedness to the Bank; (b) the indebtedness (if any) listed on EXHIBIT 4-5, annexed hereto; and (c) ordinary trade and purchase money indebtedness incurred in the normal course of the Borrower's business.

     4-7. Insurance Policies.  EXHIBIT 4-7, annexed hereto, is a schedule of
          ------------------
all insurance policies owned by the Borrower or under which the Borrower is the named insured.

     4-8.   Statutory Compliance. The Borrower is in material compliance with,
            --------------------
and shall hereafter comply in all material respects with and use its assets in material compliance with, all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal, and other governmental authority which has or claims jurisdiction over the Borrower, any of the Borrower's assets, or any person in any capacity for which the Borrower would be responsible for the conduct of such person.

     4-9.   Bank Accounts. To permit the Bank to monitor the financial condition
            -------------
of the Borrower, the Borrower shall transfer and maintain with the Bank all of the Borrower's primary depository accounts.

     4-10.  Maintain Properties. The Borrower shall
            -------------------
            (a) keep its assets in good order and repair;
            (b) not waste or destroy or suffer the waste or destruction of the assets or any part thereof; and
            (c) not use any of the assets in violation of any policy of insurance thereon.

     4-11.  Pay Taxes.   The Borrower has, and hereafter shall: pay, as they
            ---------
become due and payable, all taxes and unemployment contributions and other charges of any kind or nature levied, assessed or claimed against the Borrower or its assets by any person or entity whose claim could result in a lien upon the assets of the Borrower or by any governmental authority, including, without limitation, liens arising in connection with hazardous material, as described in
Section 4-15, hereof; properly exercise any trust responsibilities imposed upon the Borrower by reason of withholding from employees' pay; timely make all contributions and other payments as may be required pursuant to any Employee Benefit Plan now or hereafter established by the Borrower; and timely file all tax and other returns and other reports with each governmental authority to whom the Borrower is obligated to so file.

     4-12.  Regulation U. The Borrower is not engaged in the business of
            ------------
extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States). No part of the proceeds of any borrowing hereunder will be used at any time to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock.

     4-13.  ERISA. (a) The Borrower shall not
            -----
                  (i) violate or fail to be in full compliance with the Borrower's Employee Benefit Plan. As used herein, the term "Employee Benefit Plan" has the same meaning given it in Section 3(3) of the Employee Retirement Insurance Security Act of 1974, P.L. 93-406 (September 2, 1974) (hereinafter referred to as "ERISA") with the exception of any requirement of any relationship to interstate commerce imposed thereon;

                 (ii) fail timely to file all reports and filings required by ERISA to be filed by the Borrower;

                 (iii) engage in any "prohibited transactions" or "reportable events" (respectively as described in ERISA);

                 (iv) engage in, or commit, any act such that a tax or penalty could be imposed upon the Borrower on account thereof pursuant to ERISA:
                 (v) accumulate any material funding deficiency within the meaning of ERISA; or

                 (vi) terminate any Employee Benefit Plan such that a lien could be asserted against any assets of the Borrower on account thereof pursuant to ERISA.

     4-14.  Hazardous Materials. To its knowledge, the Borrower has never:
            -------------------
occupied or operated a site or vessel on which any hazardous material or oil was stored or transported without compliance in all material respects with all statutes, regulations, ordinances, directives, and orders of every federal, state, municipal and other governmental authority which has or claims jurisdiction relative thereto, (site, vessel, and hazardous material in all material respects respectively being defined in Mass. Gen. Laws Ch.21E); disposed of, transported, or arranged for the transport of any hazardous material or oil without compliance with all such statutes, regulations, ordinances, directives, and orders; been legally responsible for any release or threat of release of any hazardous material or oil; received notification of any potential or known release or threat of release of any hazardous material or oil from any site or vessel occupied or operated by the Borrower and/or of the incurrence of any expense or loss in connection with the assessment, containment, or removal of any release or threat of release of any hazardous material or oil from any such site or vessel.

     (b) The Borrower shall: not dispose of any hazardous material or oil on any site or vessel occupied or operated by the Borrower; not store on any site or vessel occupied or operated by the Borrower, or transport or arrange for the transport of any hazardous material or oil except if such storage or transport is in the ordinary course of the Borrower's business and is in compliance in all material respects with all such statutes, regulations, ordinances, directives and orders; take all such action, including, without limitation, the conducting of engineering tests to confirm that no hazardous material or oil is or ever was disposed of on any site or vessel occupied or operated by the Borrower; provide the Bank with written notice: upon the intended storage or transport of any hazardous material or oil by the Borrower; upon the Borrower's obtaining knowledge or notice of any potential or known release or threat of release of any hazardous material or oil at or from any site or vessel occupied or operated by the Borrower; and/or upon the Borrower's obtaining knowledge of any incurrence of any expense or loss by any governmental authority in connection with the assessment, containment, or removal of any hazardous material or oil for which expense or loss the Borrower may be liable.

     4-15.  Litigation. There is not presently pending or threatened by or
            ----------
against the Borrower any suit, action, proceeding, or investigation which, if determined adversely to the Borrower, would have a material adverse effect upon the Borrower's financial condition or ability to conduct its business as such business is presently conducted.

     4-16.  Dividends or Investments. The Borrower shall not
            ------------------------

            (a) pay any dividend, other than a common stock dividend of the Borrower's own capital stock;

            (b) own, redeem, retire, purchase, or acquire any of the Borrower's Preferred Stock unless a corresponding rollover or new issuance occurs simultaneously.

            (c) invest in or purchase any stock or securities or rights to purchase any such stock or securities, of any corporation or other entity, unless the acquisition of any such stock or securities of any such corporation or entity acquired in any one (1) transaction or a series of related transactions does not exceed Five Hundred Thousand Dollars ($500,000.00);

            (d) merge or consolidate or be merged or consolidated with or into any other corporation or other entity except to effect an acquisition permitted by clause (c) above;

            (e) consolidate any of the Borrower's operations with those of any other corporation or other entity except to effect an acquisition permitted by clause (c) above;

            (f) organize or create any Related Entity that does not guaranty the Liabilities;

            (g) subordinate any debts or obligations owed to the Borrower by any third party to any other debts owed by such third party to any other party.

     4-17.  Corporate Loans. The Borrower shall not make any loans or advances
            ---------------
to any individual, firm, corporation, or other entity including, without limitation, any Related Entity, officer, employee, director, shareholder, or salesperson of the Borrower with the exceptions of

            (a) advance payments made to the Borrower's suppliers in the ordinary course; and

            (b) advances to the Borrower's officers, employees, and salespersons with respect to reasonable expenses to be incurred by such officers, employees, and salespersons for the benefit of the Borrower, which expenses are properly substantiated by the person seeking such advance and properly reimbursable by the Borrower.

     4-18.  Government Contracts. In the event that the Borrower is, or
            --------------------
hereafter becomes, party to any Government Contract, the Borrower shall execute all such instruments, documents, and papers as may be requested by the Bank to comply with any applicable statute dealing with the payment of the proceeds therefrom to the Bank.

     4-19.  Protection of Assets.  The Borrower agrees that the Bank may, at
            --------------------
the Bank's reasonable discretion from time to time, discharge any tax, lien, or encumbrance on any of the premises on which the Bank has been granted a Mortgage or take any other action that the Bank may reasonably deem appropriate to repair, insure, maintain, or preserve its security interest pursuant to any such Mortgage. The Borrower shall pay to the Bank, on demand, or the Bank, in its sole discretion, may charge to Borrower, all amounts paid or incurred by the Bank pursuant to this section. The obligation of the Borrower to pay such amounts shall be included as Liabilities.

     4-20.  Line of Business.  The Borrower shall not engage in any business
            ----------------
other than the business in which it is currently engaged, or a business reasonably related thereto.

     4-21.  Payments to Related Entities.  The Borrower shall not make any
            ----------------------------
payment, nor give any value to any Related Entity, except for capital contributions and loans to subsidiaries and goods and services actually purchased by the Borrower from, or sold by the Borrower to, such Related Entity for a price which shall (a) be competitive and shall be fully deductible as an "ordinary and necessary business expense" and/or fully depreciable under the Internal Revenue Code of 1986 and Treasury Regulations promulgated thereunder and (b) not differ from that which would have been charged in an arms length transaction.

     4-22.  Insurance. The Borrower shall have and maintain at all times
            ---------
insurance covering such risks, in such amounts, containing such terms, in such form, for such periods, and written by such companies as may be reasonably satisfactory to the Bank. All such insurance shall provide for a minimum of thirty (30) days' written notice of cancellation to the Bank and all such insurance which covers any collateral granted to the Bank shall include such customary endorsement in favor of the Bank as the Bank may specify. Each such endorsement shall provide that the insurance, to the extent of the Bank's interest therein, shall not be impaired or invalidated, in whole or in part, by reason of any act or neglect of the Borrower or by the failure of the Borrower to comply with any warranty or condition of the policy. In the event of the failure by the Borrower to provide and maintain insurance as herein provided, the Bank may, at its option, provide such insurance. The Borrower shall furnish to the Bank certificates or other evidence satisfactory to the Bank regarding compliance by the Borrower with the foregoing insurance provisions. Certificates of all such policies shall be delivered to and held by the Bank.

     4-23.  Adequacy of Disclosure.  (a) All financial statements furnished to
            ----------------------
the Bank by the Borrower have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present in all material respects the condition of the Borrower at the date(s) thereof. There has been no change in the financial condition of the Borrower since the date(s) of such financial statements, other than changes in the ordinary course of business, which changes have not been materially adverse, either singularly or in the aggregate.
            (b) The Borrower does not have any contingent liabilities pursuant to the execution of guaranties or otherwise not noted in the Borrower's financial statements furnished to the Bank prior to the execution of the within Agreement and will not hereafter incur any such contingent liabilities.
            (c) No document, instrument, agreement, or paper given the Bank by or on behalf of the Borrower or any guarantor of the Liabilities in connection with the Bank's execution of the within Agreement contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no fact which has a material adverse effect on the financial condition of the Borrower or any such guarantor which has not been disclosed in writing to the

Bank.


ARTICLE 5 - FINANCIAL AND OTHER REPORTING REQUIREMENTS/FINANCIAL COVENANTS
--------------------------------------------------------------------------

     5-1. Maintain Records. The Borrower shall at all times keep proper books of
          ----------------
account, in which full, true, and accurate entries shall be made of all of the Borrower's transactions, all in accordance with generally accepted accounting or auditing principles (as applicable) applied consistently with prior periods to fairly reflect the financial condition of the Borrower at the close of, and its results of operations for, the periods in question;



     5-2. Access to Records. (a)  The Borrower shall accord the Bank and the
          -----------------
Bank's representatives with access from time to time during normal business hours as the Bank and such representatives may reasonably require to all properties owned by or over which the Borrower has control. The Bank, and the Bank's representatives, shall have the right, and the Borrower will permit the Bank and such representatives from time to time as the Bank and such representatives may reasonably request, to examine, inspect, copy, and make extracts from any and all of the Borrower's books, records, electronically stored data, papers, and files. The Borrower shall make available to the Bank any copying facilities which the Borrower has.

          (b) The Borrower hereby authorizes the Bank and the Bank's representatives to inspect, copy, duplicate, review, cause to be reduced to hard copy, run off, draw off, and otherwise to use any and all computer or electronically stored information or data which relates to the Borrower's financial condition, which information or data is in the possession of the Borrower or any service bureau, contractor, or other person, and directs any such service bureau, contractor, or other person fully to cooperate with the Bank and the Bank's representatives with respect thereto.

     5-3. Immediate Notice to Bank. The Borrower shall provide the Bank with
          ------------------------
written notice immediately upon the occurrence of any of the following events:

          (a) any change in the Borrower's financial or chief executive officers;

          (b) any material adverse change in the business, operations, or financial affairs of the Borrower;

           (c) the occurrence, or failure of occurrence, of an event, which occurrence or failure is, or with the passage of time or giving of notice (or both), would constitute, an Event of Default (as described herein); and

           (d) any litigation, where the uninsured amount involved exceeds One Hundred Thousand Dollars ($100,000.00) which, if determined adversely to the Borrower, is reasonably likely to have a material adverse effect on the financial condition of the Borrower.

     5-4.  Quarterly Reports. Quarterly, within forty-five (45) days following
           -----------------
the end of each of the Borrower's fiscal quarters, the Borrower shall provide the Bank with (a) an internally prepared financial statement of the Borrower's financial condition at, and the results of the Borrower's operations for, the year to date, with comparative information for the same period of the previous year, which statement shall include, at a minimum, a balance sheet and income statement;

           (b)  new center reporting; and

           (c) covenant compliance certificate issued by a duly authorized officer of the Borrower indicating the Borrower's compliance with all covenants and obligations of the Borrower under this Agreement in the form attached hereto as EXHIBIT 5-4.

     5-5.  Annual Reports. Annually, within one hundred twenty (120) days
           --------------
following the end of the Borrower's fiscal year, the Borrower shall furnish the Bank with an original signed counterpart of the Borrower's annual financial statement, which statement shall have been prepared by and bear the unqualified opinion of, the Borrower's independent certified public accountants (which accountants shall be subject to the Bank's reasonable approval). Such financial statement shall be accompanied by such accountant's Certificate indicating that to the best knowledge of such accountant, no event has occurred or failed to occur which is or which, solely with the passage of time or the giving of notice (or both) would be an Event of Default under Sections 5-9 through 5-12 (inclusive) herein.

     5-6. Officers' Certificates. The Borrower shall cause a duly authorized
          ----------------------
officer of the Borrower to provide such person's certificate with those quarterly and annual statements to be furnished pursuant to this Agreement, which certificate shall indicate that

          (a) the subject statement was prepared in accordance with generally accepted accounting or auditing standards (as applicable) consistently applied, and fairly presents in all material respects the financial condition of the Borrower at the close of, and the results of the Borrower's operations for, the period in question (with the exception of the Certificate which accompanies such annual statement), subject to usual year end adjustments; and

          (b) no event has occurred or failed to occur which is, or which, solely with the passage of time or the giving of notice (or both), would be, an Event of Default.

     5-7. Additional Financial Information. (a) In addition to the foregoing,
          --------------------------------
the Borrower promptly shall provide the Bank with such other and additional information concerning the Borrower, the Collateral, the operation of the Borrower's business, and the Borrower's financial condition, including financial reports and statements, as the Bank may from time to time reasonably request from the Borrower.

          (b) All financial information provided the Bank by the Borrower shall be prepared in accordance with generally accepted accounting or auditing principles (as applicable) applied consistently in the preparation thereof and with prior periods, to fairly reflect in all material respects the financial condition, of the Borrower at the close of, and its results of operations for, the periods in question.

     5-8. Destruction of Financial Reports. Without the need of any inquiry of,
          --------------------------------
notice to, or further permission from, the Borrower, and without any liability or responsibility on the Bank's part of any kind whatsoever, the Bank is hereby expressly authorized, at the Bank's sole option and discretion, to destroy any and all invoices, bills of lading or other shipping evidence, trial balances, statements, ledgers, schedules, reports, designations with respect to the Collateral, and mail addressed to the Borrower, which shall have been received by the Bank at least 180 days prior to the date of such destruction.

     5-9.   Current Ratio. The Borrower shall not permit Borrower's Current
            -------------
Ratio (as defined below) at any time to be less than 1.0:1.0 for the period commencing December 31, 1996, and thereafter. This ratio shall be tested quarterly.

     5-10.  Net Worth. The Borrower will maintain a minimum Tangible Net Worth
            ---------
(as defined below) of $7,200,000.00 for the period commencing March 31, 1997 and thereafter. This covenant shall be tested quarterly.

     5-11.  Debt Service Coverage Ratio. The Borrower shall not at any time
            ---------------------------
permit Borrower's Debt Service Coverage Ratio (as defined below) to be less than
1.25 : 1.0, commencing December 31, 1996, and thereafter. The Debt Service Coverage Ratio shall be tested at the end of each fiscal quarter of the Borrower.

     5-12.  Leverage  Ratio.  The Borrower shall maintain a Leverage Ratio (as
            ---------------
defined below) not to exceed 1.5 : 1.0, commencing December 31, 1996, and thereafter. This covenant shall be tested quarterly.

     5-13.  Definitions.  As used herein, the following terms have the following
            -----------
meanings:

         "GAAP": generally accepted accounting principles which are consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and/or its predecessors and in effect for the Borrower's fiscal year during which this Agreement is executed such that a certified public accountant would be in a position to deliver an unqualified opinion with respect to the Borrower's annual financial statement prepared by that accountant insofar as the rendering of such an opinion would require the use of such accounting principles.

     "Capital Assets":   means assets that in accordance with GAAP are required
            or permitted to be depreciated or amortized on Borrower's balance sheet.

     "Capital Expenditures": the aggregate of monies expended and/or liabilities incurred (including lease obligations) which, in accor dance with generally accepted accounting principles, could be reflected by the capitalization of such expenditures or incurrences on the books of the Borrower.

     "Capital Leases": means capital leases, conditional sales contracts and other title retention agreements relating to the purchase or acquisition of Capital Assets.

     "Current Assets": all assets of the Borrower which properly may be classified as current in accordance with generally accepted account accouting principles.

     "Current Liabilities": the total of all indebtedness of the Borrower which properly may be classified as current liabilities in accordance with generally accepted accounting principles.

     "Current Maturity of Long Term Debt": means the current maturity of long term Indebtedness for borrowed money paid during the applicable period, including, but not limited to, amounts required to be paid during such period under Capital Leases.

     "Current Ratio":  means the ratio of Total Current Assets to Total Current
            Liabilities .

     "Debt Service Coverage Ratio": means, during the applicable period, on a rolling four (4) quarter basis, that quotient equal to (A) (i) Earnings Before Interest, Taxes, Depreciation, Amortization and Rent Expense less (ii) Cash Taxes, Dividends and Unfinanced Capital Expenditures, divided by (B) the sum of (i) Interest, Current Maturity of Long Term Debt, and Rent Expense (as such undefined terms are determined in accordance with GAAP).


     "Funded Debt": means total of (i) indebtedness or liability for borrowed money; (ii) obligations as lessee under Capital Leases; (iii) obligations under letters of credit issued for the account of the Borrower, and (iv) obligations secured by any lien on property owned by the Borrower whether or not the obligations have been assumed by a third party.

     "Indebtedness": means all obligations that in accordance with GAAP should be classified as liabilities upon Borrower's balance sheet as liabilities.

     "Intangible Assets": means assets that in accordance with GAAP are properly classified as intangible assets, including, but not limited to, goodwill, franchises, licenses, patents, trademarks, trade names and copyrights.

     "Interest": means, for the applicable period, all interest paid or payable, including, but not limited to, interest paid or payable on Indebtedness for borrowed money and Capital Leases, determined in accordance with GAAP.

     "Leverage Ratio": means, on a rolling four (4) quarter basis, the quotient of (A) Funded Debt divided by (B) Earnings Before Interest, Taxes, Depreciation and Amortization (as such undefined terms are determined in accordance with GAAP).

     "Tangible Net Worth": Total Assets minus the sum of (i) Intangible Assets and (ii) Total Liabilities, both of which (assets and liabilities) are determined in accordance with GAAP (defined below).

     "Total Assets": means total assets determined in accordance with GAAP.

     "Total Current Assets": means total current assets determined in accordance with GAAP.

     "Total Current Liabilities": means total current Indebtedness determined in accordance with GAAP.

     "Total Liabilities": means total Indebtedness determined in accordance with GAAP.

ARTICLE 6- DEFAULT
------------------

     Upon the occurrence of any one or more of the following events (herein, "Events of Default"), any and all Liabilities of the Borrower to the Bank shall become immediately due and payable, at the option of the Bank, upon seven (7) days' notice to the Borrower. The occurrence of any such Event of Default shall also constitute, without notice or demand, a default under all other agreements between the Bank and the Borrower and instruments and papers given the Bank by the Borrower, whether such agreements, instruments, or papers now exist or hereafter arise.

     6-1. Failure to Pay Revolving Credit. The failure by the Borrower to pay
          -------------------------------
when due any amount due under the Revolving Credit.

     6-2. Failure to Make Other Payments. The failure by the Borrower to pay
          ------------------------------
upon demand (or when due, if not payable on demand) any other Liabilities.

     6-3. Failure to Perform Liability. The failure by the Borrower to promptly,
          ----------------------------
punctually and faithfully perform, discharge, or comply with any Liability and such failure remains unremedied or uncured for fifteen (15) days after notice thereof by the Bank to the Borrower.

     6-4. Misrepresentation. The determination by the Bank that any material
          -----------------
representation or warranty heretofore, now, or hereafter made by the Borrower to the Bank, in any document, instrument, agreement, or paper was not true or accu rate in any material respect when given.

     6-5. Acceleration of Other Debt. The occurrence of any event such that any
          --------------------------
indebtedness of the Borrower to any creditor, other than the Bank, in an outstanding principal amount exceeding One Hundred Thousand Dollars ($100,000.00), could be accelerated, notwithstanding that such acceleration has not taken place.

     6-6. Default Under Other Agreements. The occurrence of any event of default
          ------------------------------
under any agreement between the Bank and the Borrower or instrument or paper given the Bank by the Borrower, whether such agreement, instrument, or paper now exists or hereafter arises (notwithstanding that the Bank may not have exercised its rights upon default under any such other agreement, instrument or paper).

     6-7. Business Failure. Any act by, against, or relating to the Borrower, or
          ----------------
its property or assets, which act constitutes the application for, consent to, or sufferance of the appointment of a receiver, trustee, or other person, pursuant to court action or otherwise, over all, or any part of the Borrower's property, which shall continue unstayed and in effect for any period of thirty
(30) consecutive days; the granting of any trust mortgage or execution of an assignment for the benefit of the creditors of the Borrower, or the occurrence of any other voluntary or involuntary liquidation or general extension of debt agreement for the Borrower; the failure by the Borrower to generally pay the debts of the Borrower as they mature; adjudication of bankruptcy or insolvency relative to the Borrower; the entry of an order for relief or similar order with respect to the Borrower in any proceeding pursuant to the Bankruptcy Code as amended, Title 11 United States Code (commonly referred to as the Bankruptcy
Code) or any other federal bankruptcy law; the filing of any complaint, application, or petition by or against the Borrower initiating any matter in which the Borrower is or may be granted any relief from the debts of the Borrower pursuant to the Bankruptcy Code or any other insolvency statute or procedure, which is not dismissed within thirty (30) days; the offering by or entering into by the Borrower of any composition, extension, or any other arrangement seeking relief from or general extension of the debts of the Borrower, or the initiation of any other judicial or non-judicial proceeding or agreement, which is not dismissed within thirty (30) days by, against, or including the Borrower which seeks or intends to accomplish a reorganization or arrangement with creditors.

     6-8. Judgment. The entry of any judgment against the Borrower in an
          --------
uninsured amount which exceeds One Hundred Thousand Dollars ($100,000.00), which judgment is not satisfied or appealed from (with execution or similar process stayed) within thirty (30) days of its entry.

     6-9. Restraint of Business. The entry of any court order which enjoins,
          ---------------------
restrains or in any way prevents the Borrower from conducting all or any part of its business affairs in the ordinary course.

     6-10.  Trustee Process. The service of any process upon the Bank seeking to
            ---------------
attach by mesne or trustee process any funds of the Borrower on deposit with the Bank in an amount which exceeds One Hundred Thousand Dollars ($100,000.00), which is not dismissed within thirty (30) days.

     6-11.  Change in Management. Any majority change in the identity,
            --------------------
authority, or responsibilities of any person having management or policy authority with respect to the Borrower from that existing at the execution of this Agreement.

     6-12.  Casualty Loss. The occurrence of any uninsured loss, theft, damage,
            -------------
destruction, sale (other than sales in the ordinary course of business) or encumbrance to or of any of the Collateral that results in a material adverse change in the Borrower's financial condition.

     6-13.  Termination of Existence. The  termination of existence,
            ------------------------
dissolution, winding up, or liquidation of the Borrower.

ARTICLE 7 - NOTICES
-------------------

     All notices, demands and other communications made in respect of this Agreement shall be made to the following addresses, each of which may be changed upon seven (7) days written notice to all others given by certified mail, return receipt requested as follows:

     If to the Bank:     Fleet National Bank
                         One Federal Street
                         Boston, Massachusetts 02110
                         Attention:  Mr. Brian J. Slater
                                     Vice President

        With a copy to:  Riemer & Braunstein
                         Three Center Plaza
                         Boston, Massachusetts  02108
                         Attention: Michael S. Fallman, Esquire

     If to the Borrower: Bright Horizons Children's Centers, Inc.
                         One Kendall Square, Building 200
                         Cambridge, Massachusetts 02139

        With a copy to:



ARTICLE 8 - TERM
----------------

     Unless sooner terminated by the Bank upon the occurrence of an Event of Default, the availability under Revolving Credit shall terminate on September 30, 1998 (the "Termination Date").

ARTICLE 9 - GENERAL
-------------------

     9-1. Set off. Any and all deposits or other sums at any time due to the
          -------
Borrower from, or credited to the Borrower by the Bank or any of its affiliated banks or institutions, or any entity which is participating with the Bank with respect to Liabilities, and any cash, securities, instruments, or other property of the Borrower in the possession of the Bank, or any of its affiliates, and any such participant, whether for safekeeping, or otherwise, or in transit to or from the Bank or any of its affiliates or any such participant, or in the possession of any third party acting on the Bank's behalf (regardless of the reason the Bank had received same or whether the Bank has conditionally released the same) shall at all times constitute security for any and all Liabilities, and may be applied or set off by the Bank against such Liabilities at any time, whether or not the Liabilities are then due or whether or not other collateral is available to the Bank.

     9-2. Waivers. The Borrower makes the following waivers knowingly,
          -------
voluntarily, and intentionally, and understands that the Bank, in the establishment and maintenance of the Bank's relationship with the Borrower, is
relying thereon.     (a)  The Borrower WAIVES notice of non-payment, demand,
presentment, protest and all forms of demand and notice, both with respect to the Liabilities and the Collateral.

          (b) The Borrower, if entitled to it, WAIVES the right to notice and/or hearing prior (except to the extent required hereby) to the Bank's exercising of the Bank's rights upon default.

          (c) TO THE EXTENT PERMITTED BY LAW, THE BORROWER, AND THE BANK RESPECTIVELY TO THE EXTENT ENTITLED THERETO, WAIVE ANY PRESENT OR FUTURE RIGHT
                                             -----
OF THE BORROWER, THE BANK, OR OF ANY GUARANTOR OR ENDORSER OF THE BORROWER OR OF ANY OTHER PERSON LIABLE TO THE BANK ON ACCOUNT OF OR IN RESPECT TO THE LIABILITIES, TO A TRIAL BY JURY IN ANY CASE OR CONTROVERSY IN WHICH THE BANK IS OR BECOMES A PARTY (WHETHER SUCH CASE OR CONTROVERSY IS INITIATED BY OR AGAINST THE BANK OR IN WHICH THE BANK IS JOINED AS A PARTY LITIGANT), WHICH CASE OR CONTROVERSY ARISES OUT OF, OR IS IN RESPECT TO, ANY RELATIONSHIP AMONGST OR BETWEEN THE BORROWER, ANY SUCH PERSON, AND THE BANK.

     9-3. Successors and Assigns. This Agreement shall be binding upon the
          ----------------------
Borrower and the Borrower's heirs, executors, administrators, representatives, successors, and assigns and shall enure to the benefit of the Bank and the Bank's successors and assigns. In the event that the Bank assigns or transfers its rights under this Agreement, the assignee shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the Bank hereunder and the Bank shall thereupon be discharged and relieved from its duties and obligations hereunder.

     9-4. Severability. Any determination that any provision of this Agreement
          ------------
or any application thereof is invalid, illegal, or unenforceable in any respect in any instance shall not affect the validity, legality, or enforceability of such provision in any other instance, or the validity, legality, or enforce ability of any other provision of this Agreement.

     9-5. Amendments; Course of Dealing. This Agreement and all other documents,
          -----------------------------
instruments, and agreements executed in connection herewith incorporate all discussions and negotiations between the Borrower and the Bank, either express or implied, concerning the matters included herein and in such other instruments, any custom, usage, or course of dealings to the contrary notwithstanding. No such discussions, negotiations custom, usage, or course of dealings shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Agreement or of any provision of any other agreement between the Borrower and the Bank is effective unless executed in writing by the party to be charged with such modification, amendment and waiver by a duly authorized officer thereof. No failure by the Bank to give notice to the Borrower of the Borrower's having failed to observe and comply with any warranty or covenant included herein shall constitute a waiver of such warranty or covenant or the amendment of the within Agreement.
No change made by the Bank in the manner by which Availability is determined (any of which changes may be made by the Bank in its discretion) shall obligate the Bank to continue to determine Availability in that manner.

     9-6. Bank's Costs and Expenses. The Borrower shall pay on demand all
          -------------------------
reasonable Costs of Collection and all reasonable expenses of the Bank in connection with the preparation, execution, and delivery of this Agreement and of any other documents and agreements between the Borrower and the Bank, whether now existing or hereafter arising, and all other reasonable expenses which may be incurred by the Bank in preparing or amending this Agreement and all other agreements, instruments, and documents related thereto, or otherwise incurred with respect to the Liabilities. The Borrower specifically authorizes the Bank to pay all such fees and expenses and at the Bank's discretion, upon notice, to add such fees and expenses to the Liabilities or to charge the same to any account of the Borrower with the Bank.

     9-7. Other Liabilities. All Liabilities (other than those having either (or
          -----------------
both) a specific maturity or rate of interest) shall be repayable with interest at the highest rate charged the Borrower by the Bank.

     9-8. Copies. This Agreement and all documents which relate thereto, which
          ------
have been or may be hereinafter furnished the Bank may be reproduced by the Bank by any photographic, photostatic, microfilm, micro-card, miniature photographic, xerographic, or similar process, and the Bank may destroy any document so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business).

     9-9. Massachusetts Law. This Agreement and all rights and obligations
          -----------------
hereunder, including matters of construction, validity, and performance, shall be governed by the laws of The Commonwealth of Massachusetts. The Borrower submits itself to the jurisdiction of the Courts of said Commonwealth for all purposes with respect to this Agreement and the Borrower's relationship with the Bank.

     9-10. Indemnification. The Borrower shall indemnify, defend, and hold the
           ---------------
Bank harmless of and from any claim brought or threatened against the Bank by the Borrower, any guarantor or endorser of the Liabilities, or any other person (as well as from attorneys' reasonable fees and expenses in connection therewith) on account of the Bank's relationship with the Borrower or any other guarantor or endorser of the Liabilities (each of which may be defended, compromised, settled, or pursued by the Bank with counsel of the Bank's selection, but at the expense of the Borrower). The within indemnification shall survive payment of the Liabilities and/or any termination, release, or discharge executed by the Bank in favor of the Borrower; provided, however, that the foregoing indemnity shall not apply to the Bank's gross negligence or willful misconduct.

     9-11.  Specific Performance. The failure by the Borrower to perform all and
            --------------------
singular the Borrower's obligations hereunder including, without limitation, those included in Section 4-10, above, will result in irreparable harm to the Bank for which the Bank will have no adequate remedy at law. Consequently, such obligations are specifically enforceable by the Bank.

     9-12. Titles.  Underlined titles to sections have been included for
           ------
convenience and are not part of the within Agreement.

     9-13. Intent. It is intended that
           ------

           (a) this Agreement take effect as a sealed instrument;

           (b) all reasonable costs and expenses incurred by the Bank in connection with the Bank's relationship(s) with the Borrower shall be borne by the Borrower; and

           (c) the Bank's consent to any action of the Borrower which is prohibited unless such consent is given may be given or refused by the Bank in its sole and absolute discretion.

     9-14. Receipt of Agreement. The Borrower acknowledges receipt of a
           --------------------
completed copy of this Agreement.

     9-15.  Confidentiality.  The Bank agrees to maintain the confidential
            ---------------
nature of all non-public information given to it by the Borrower and not to disclose such information to any other person or entity except (a) to its auditors, attorneys, and bank regulators; or (b) to the extent required by court order; or (c) to the extent required by law; or (d) for use in the enforcement of the Borrower's obligations hereunder; or (e) as otherwise deemed necessary by the Bank.

ATTEST:                               BRIGHT HORIZONS CHILDREN'S CENTERS INC.
                                                                   (Borrower)


                                      By /s/ Stephen I. Dreier
------------------------------------    --------------------------------------

                                      Print Name: Stephen I. Dreier
                                                 -----------------------------

                                      Title: Vice President
                                            ----------------------------------


                                      FLEET NATIONAL BANK
                                                                        (Bank)


                                      By /s/ Brian J. Slater
                                        --------------------------------------

                                      Print Name:  Brian J. Slater
                                                 -----------------------------

                                      Title:  Vice President
                                            ----------------------------------

                                    EXHIBITS
                                    --------

     The following Exhibits to this Loan and Security Agreement are respectively described in the section indicated.

EXHIBIT 1-3:    Master Note                                 (S)1-3

EXHIBIT 4-2:    Related Entity - None                       (S)4-2(b)

EXHIBIT 4-4:    Trade Names; legal status; etc.             (S)4-4

                ------------------------------------

                ------------------------------------

                ------------------------------------

EXHIBIT 4-5:    Security Interests                          (S)4-5

                Name      Location     Creditor
                ----      --------     --------

                ------------------------------------
                ------------------------------------
                ------------------------------------
                ------------------------------------
                ------------------------------------
                ------------------------------------
                ------------------------------------
                ------------------------------------
                ------------------------------------
                ------------------------------------

EXHIBIT 4-7:    Insurance Policies                          (S)4-7

                See attached Certificates


EXHIBIT 5-4:    Quarterly Covenant Compliance Certificate   (S)5-4